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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-64331), the Registration Statement Form S-2/A on Form S-3 (No. 333-49135), the Registration Statement Form S-3 (No. 333-70342), the Registration Statement Form S-3 (No. 333-60462), and the Registration Statement Form S-8 (No. 333-59596) of our report dated February 28, 2003 (except for Notes 2 and 14, as to which the dates are June 27, 2003 and March 11, 2003, respectively) with respect to the consolidated financial statements of EXCO Resources, Inc. included in this Annual Report on Form 10-K/A for the year ended December 31, 2002.

/s/ ERNST & YOUNG LLP

Dallas, Texas
June 27, 2003

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  Exhibit 23.3
CONSENT OF INDEPENDENT ACCOUNTANTS